EXHIBIT 16




                              Hein + Associates LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                         333 City Blvd. West, Suite 2100
                       Orange, CA 92868 Tel. 714-938-1000
                                Fax 714-938-1272




May 1, 2001




Securities and Exchange Commission
Washington, D.C.  20549

RE:  Prime Companies, Inc.


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Prime Companies, Inc. dated April 24, 2001, and agree with the statements contained therein, except for the date in the eighth line of paragraph two of Item 4 which should be December 31, 2000.

Very truly yours,



/s/ Hein + Associates LLP



Hein + Associates LLP
Orange, CA